As filed with the Securities and Exchange Commission on April 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUBURU, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1288435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7442 S Tucson Way, Suite 130

Centennial, CO 80112

(720) 767-1400

(Address of principal executive offices, including zip code)

Nuburu, Inc. 2022 Equity Incentive Plan

Nuburu, Inc. 2022 Employee Stock Purchase Plan

Nuburu, Inc. 2015 Equity Incentive Plan

(Full title of the plan)

Mark Zediker

Chief Executive Officer

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Telephone: (720) 767-1400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher, Esq.

Mark Baudler, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Nuburu, Inc., a Delaware corporation f/k/a Tailwind Acquisition Corp. (the “Registrant”), on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current and former employees, directors, officers, consultants, and/or advisors of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Common Stock included in the Reoffer Prospectus were acquired by or issuable to the Selling Securityholders pursuant to equity awards granted prior to the Merger (as defined below), including stock options assumed in connection with the Merger under the Nuburu, Inc. 2022 Equity Incentive Plan, Nuburu, Inc. 2022 Employee Stock Purchase Plan and the Nuburu, Inc. 2015 Equity Incentive Plan (as described in the Reoffer Prospectus), and does not necessarily represent a present intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

On January 31, 2023 (the “Closing Date”), the Registrant, Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Nuburu Subsidiary, Inc., a Delaware corporation f/k/a Nuburu, Inc. (“Legacy Nuburu”), consummated the previously announced business combination pursuant to the terms of the Business Combination Agreement entered into by and among the Registrant, Merger Sub, and Legacy Nuburu, dated August 5, 2022 (the “Business Combination Agreement”). In connection therewith, (i) Legacy Nuburu changed its name to “Nuburu Subsidiary, Inc.”, (ii) the amended and restated certificate of incorporation of the Registrant was further amended and restated, (iii) the Registrant changed its name to “Nuburu, Inc.”, (iv) Merger Sub merged with and into Legacy Nuburu (the “Merger”), with Legacy Nuburu surviving the Merger as a direct, wholly owned subsidiary of the Registrant, and (v) the parties to the Business Combination Agreement consummated the other transactions contemplated thereby.

As of the open of trading on February 1, 2023, the Registrant’s Common Stock and public warrants began trading on the NYSE American LLC under the symbols “BURU” and “BURU WS,” respectively.

REOFFER PROSPECTUS

3,127,084 Shares of Common Stock

NUBURU, INC.

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling securityholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 3,127,084 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Nuburu, Inc. (the “Company”). This Reoffer Prospectus covers the Shares acquired by or issuable to the Selling Securityholders pursuant to awards granted to the Selling Securityholders under the Nuburu, Inc. 2022 Equity Incentive Plan (“2022 Plan”), the Nuburu, Inc. 2022 Employee Stock Purchase Plan (“2022 ESPP”), and the Nuburu, Inc. 2015 Equity Incentive Plan, as amended (“2015 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.

Upon vesting of the shares of Common Stock offered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, and subject to the expiration of the lock-up provisions described in this Reoffer Prospectus, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Common Stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “BURU.” On April 6, 2023, the last quoted sale price for our Common Stock as reported on the NYSE American was $3.80 per share.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

The Securities and Exchange Commission (“SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 3 of this Reoffer Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is April 7, 2023.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this Reoffer Prospectus. You should read both this Reoffer Prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this Reoffer Prospectus titled “Where You Can Find Additional Information.”

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

MARKET AND INDUSTRY DATA

We obtained the industry and market data used throughout this Reoffer Prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable.

In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this Reoffer Prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

TRADEMARKS

We use our registered trademark and trade name, such as NUBURU®, in this Reoffer Prospectus. This Reoffer Prospectus may also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks, trade names and service marks referred to in this Reoffer Prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks, trade names and service marks. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, any other entity.

ii

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Unaudited Pro Forma Condensed Combined Financial Information” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Company,” “Registrant,” “we” “us” and “our” in this Reoffer Prospectus to refer to Nuburu, Inc.

Background

On January 31, 2023 (the “Closing Date”), Nuburu, Inc., a Delaware corporation f/k/a Tailwind Acquisition Corp. (“Nuburu” or the “Company”), Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Nuburu Subsidiary, Inc., a Delaware corporation f/k/a Nuburu, Inc. (“Legacy Nuburu”), consummated the previously announced business combination pursuant to the terms of the Business Combination Agreement entered into by and among the Company, Merger Sub, and Legacy Nuburu, dated August 5, 2022 (the “Business Combination Agreement”). In connection therewith, (i) Legacy Nuburu changed its name to “Nuburu Subsidiary, Inc.”, (ii) the amended and restated certificate of incorporation of the Company was further amended and restated, (iii) the Company changed its name to “Nuburu, Inc.”, (iv) Merger Sub merged with and into Legacy Nuburu (the “Merger”), with Legacy Nuburu surviving the Merger as a direct, wholly owned subsidiary of the Company, and (v) the parties to the Business Combination Agreement consummated the other transactions contemplated thereby.

Corporate Overview

Nuburu is a leading innovator in high-power, high-brightness blue laser technology that is focused on bringing breakthrough improvements to a broad range of high value applications including welding and 3D printing. By delivering increased speed and quality Nuburu hopes to enhance productivity for manufacturers in the e-mobility, consumer electronics, aerospace and defense and 3D printing markets.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we qualify as a “large accelerated filer”, which, in addition to certain other criteria, means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter or (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to 3,127,084 Shares of Common Stock acquired by or issuable to Selling Securityholders pursuant to awards granted or assumed by the Company to the Selling Securityholders under the 2022 Plan, the 2022 ESPP and the 2015 Plan, including stock options. Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of lock-up restrictions pursuant to our bylaws and/or other agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

Lock-Up Restrictions

Of the 3,127,084 Shares of Common Stock that may be offered or sold by the Selling Securityholders identified in this Reoffer Prospectus, 2,370,534 of those Shares (the “Lock-Up Shares”), are subject to certain lock-up restrictions pursuant to that certain Amended and Restated Registration Rights and Lock-Up Agreement, dated as of August 5, 2022, by and between the Company and the security holders party thereto (as amended by the Amendment to Registration Rights and Lock-up Agreement dated November 22, 2022, the Second Amendment to Registration Rights and Lock-Up Agreement dated January 31, 2023, the Third Amendment to Registration Rights and Lock-Up Agreement dated January 31, 2023, the Fourth Amendment to Registration Rights and Lock-Up Agreement, dated March 10, 2023, and as may be further amended supplemented or otherwise modified from time to time, the “Registration Rights and Lock-Up Agreement”). Pursuant to the Registration Rights and Lock-Up Agreement, the Lock-Up Shares will be locked-up for a period of 180 days to four years after January 31, 2023, subject to certain exceptions, pursuant to which the transfer restrictions set forth in the Registration Rights and Lock-Up Agreement shall no longer apply or pursuant to which certain transfers of Lock-Up Shares are permissible notwithstanding such restrictions.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023 (the “Annual Report”), which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this Reoffer Prospectus, including statements regarding our future results of operations and financial position, business strategy, and product development and commercialization timelines, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “estimate,” “predict,” “potential,” “seek,” “aim,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this Reoffer Prospectus include, but are not limited to, statements about:

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our public securities’ potential liquidity and trading;

•	the ability to maintain the listing of our Common Stock or public warrants on a securities exchange;

•	our financial performance following this offering;

•	the anticipated benefits of the Business Combination;

•	the outcome of any legal proceedings that may be instituted against us;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	the need to hire additional personnel and our ability to attract and retain such personnel;

•	our plans and ability to obtain, maintain, enforce, or protect intellectual property rights;

•

obtaining financing under that certain Purchase Agreement by and among the Company, Nuburu and Lincoln Park Capital Fund, LLC (“Lincoln Park”), dated as of August 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Lincoln Park Purchase Agreement”) or pursuant to the Preferred Stock Sale Option Agreement between the Company and each of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the “Anzu SPVs”), dated as of August 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Sale Option Agreement”);

•	the impact of the COVID-19 pandemic, including any mutations or variants thereof, and its effect on business and financial conditions;

•	our business, operations and financial performance, including:

•	expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•

future business plans and growth opportunities, including revenue opportunity available from new or existing clients and expectations regarding the use of blue laser technology in 3D printing applications;

•	expectations regarding product development and pipeline;

•	expectations regarding research and development efforts;

•	expectations regarding market size;

•	expectations regarding the competitive landscape;

•	expectations regarding future acquisitions, partnerships or other relationships with third parties;

•	future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future; and

•	other statements detailed under the section entitled “Risk Factors” in the documents incorporated by reference into and in other sections of this Reoffer Prospectus.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” in the documents incorporated by reference into and elsewhere in this Reoffer Prospectus, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this Reoffer Prospectus:

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to meet NYSE American’s continued listing standards;

•

the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that we may be adversely affected by economic, business or competitive factors;

•	our inability to obtain financing under the Lincoln Park Purchase Agreement;

•	the impact of the COVID-19 pandemic, including any mutations or variants thereof, and its effect on business and financial conditions;

•	volatility in the financial sector and markets caused by geopolitical and economic factors; and

•	other risks and uncertainties set forth in the section titled “Risk Factors” in the documents incorporated by reference into this Reoffer Prospectus.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Reoffer Prospectus are more fully described under the heading “Risk Factors” in the documents incorporated by reference into and elsewhere in this Reoffer Prospectus. The risks described under the heading “Risk Factors” in the documents incorporated by reference into this Reoffer Prospectus are not exhaustive. Other sections of this Reoffer Prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our beliefs and opinions, as applicable, on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this Reoffer Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS

The following table sets forth, as of March 31, 2023 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned by the Selling Securityholders prior to the sale of the Shares offered hereby, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 33,585,544 shares of Common Stock outstanding as of the Determination Date.

The Shares offered by the Selling Securityholders hereunder include shares of Common Stock acquired upon the exercise of stock options or issuable upon the exercise of outstanding stock options and shares of Common Stock issued upon the vesting and settlement of restricted stock units or issuable upon the vesting and settlement of restricted stock units held by certain current and former directors, officers, other employees or service providers of the Company or its subsidiaries pursuant to the 2022 Plan, 2022 ESPP and the 2015 Plan, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC (except as described in footnote (2) to the table below), and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Determination Date, subject to community property laws where applicable.

Unless otherwise noted, the business address of each of these shareholders is c/o Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

Name of Selling Securityholder	Common Stock Beneficially Owned Prior to Offering(1)	Number of Shares of Common Stock Being Offered(1)	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number(2)	Percent
Dr. Mark Zediker(3)	5,312,302	1,004,099	4,308,203	11.7%
Brian Knaley(4)	345,314	345,314	—	—
Ron Nicol(5)	782,397	515,393	267,004	*
Named Selling Securityholders(6)	1,372,322	1,267,431	104,891	*

Total	7,807,182	3,127,084	4,680,098	12.7%

*	Less than one percent (1%).
(1)

The number of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a Selling Securityholder pursuant to applicable award grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(2)

Assumes all the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Securityholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares of Common Stock are purchased or otherwise acquired other than pursuant to the options relating to the Shares being offered.

(3)

Includes (i) 4,308,203 shares of Common Stock held by Dr. Zediker, (ii) 998,946 shares of Common Stock subject to stock options held by Dr. Zediker, and (iii) 5,153 shares of Common Stock subject to stock options held by Dr. Zediker’s spouse.

(4)	Represents 345,314 shares of Common Stock subject to stock options held by Mr. Knaley.
(5)

Includes (i) 121,308 shares of Common Stock held by Eunomia, LP, of which Mr. Nicol is the manager, (ii) 145,696 shares of Common Stock held by Mr. Nicol, and (iii) 515,393 shares of Common Stock subject to stock options held by Mr. Nicol.

(6)

Includes the following named non-affiliate Selling Securityholders, each of whom own at least 1,000 shares of Common Stock issued pursuant to an employee benefit plan and offered pursuant to this Reoffer Prospectus: Aaron Liu, Adam Moreau, Amanda Gilbert, Andrew Dodd, Austin Box, Chris Chen, Dallen Fletcher, Danny Fisher, Danny Wolfe, David Buss, David Dean, Derek Robb, Eric Boese, Ga-Lane Chen, Hans Leidich, Herman Bravo, Jason LaFleche, Jason Parker-Korth, Jean-Michel Pelaprat, Jill Lovato, John Nguyen, Jordan Fidler, Kevin Lowrey, Martina Mitchell, Mathew Finuf, Maxwell Brooks, Michael Charles Harris III, Mohamed Shahen, Nathan Dick, Neville Mpiana, Peter Grossenkemper, Priscilla Vazquez, Riley Guest, Robert Fritz, Ryan Robinson, Takashi Mitachi, Thomas Hack, Thomas O’Brien, Tom Houston, and Zachary Silver. These named non-affiliate Selling Securityholders own less than 1% of our Common Stock individually. Each of these persons is a current or former employee or service provider of the Registrant or its subsidiaries.

Other Material Relationships with the Selling Securityholders

Registration Rights and Lock-up Agreement

The Company and certain other parties entered into that certain Amended and Restated Registration Rights and Lock-Up Agreement, dated August 5, 2022 (as amended by the Amendment to Amended and Restated Registration Rights and Lock-Up Agreement dated November 22, 2022, the Second Amendment to Amended and Restated Registration Rights and Lock-Up Agreement dated January 31, 2023, the Third Amendment to Amended and Restated Registration Rights and Lock-Up Agreement dated January 31, 2023 and Fourth Amendment to Registration Rights and Lock-Up Agreement dated March 10, 2023, and as may be further amended, the “Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, certain Selling Securityholders were granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of Common Stock and certain Selling Securityholders are subject to lock-up restrictions.

The full text of the Registration Rights and Lock-Up Agreement and amendments thereto are attached as Exhibits 10.11, 10.12, 10.13 and 10.14 to the Current Report on Form 8-K filed on February  6, 2023 and Exhibit  10.1 to the Current Report on Form 8-K filed on March 10, 2023, which is incorporated herein by reference.

Stockholder Support Agreement

In connection with the execution of the Business Combination Agreement, the Company and certain stockholders of Legacy Nuburu entered into the Stockholder Support Agreement dated August 5, 2022 (the “Stockholder Support Agreement”), pursuant to which such stockholders of Legacy Nuburu agreed to, among other things, vote all of their shares of Legacy Nuburu common stock and Legacy Nuburu preferred stock in favor of the Business Combination Agreement and the Business Combination, including the Merger, and to waive all of their right in respect of the preferred stock issuance (other than with respect to any shares issued pursuant to the conversion of Legacy Nuburu notes).

The full text of the Stockholder Support Agreement is attached as Exhibit 10.10 to the Current Report on Form 8-K filed on February 6, 2023, which is incorporated herein by reference.

Executive Officer Employment Agreements

The Company has entered into employment agreements with its executive officers.

The full text of the employment agreements are attached as Exhibits 10.23 , 10.24 and 10.25 to the Current Report on Form 8-K filed on February 6, 2023, which is incorporated herein by reference.

Director Letter Agreements

The Company has entered into letter agreements with the persons serving on the board of directors as non-employee directors.

The full text of the form of the letter agreements is attached as Exhibit 10.26 to the Current Report on Form 8-K filed on February  6, 2023, which is incorporated herein by reference.

Independent Contractor Agreement

The Company has entered into an Independent Contractor Agreement with Jean-Michel Pelaprat effective April 1, 2022 (the “Independent Contractor Agreement”).

The full text of the Independent Contractor Agreement is attached as Exhibit 10.21 to the Amendment No. 4 to Registration Statement on Form S-4 filed on December 8, 2022, which is incorporated herein by reference.

Indemnification Agreements

The Company entered into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in the Certificate of Incorporation and the Bylaws. These agreements, among other things, require the Company to indemnify the Company’s directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or as a director or officer of any other company or enterprise to which the person provides services at the Company’s request. The Company believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The full text of the form of the indemnification agreements is attached as Exhibit 10.27 to the Current Report on Form 8-K filed on February 6, 2023, which is incorporated herein by reference.

Company Notes

Over the course of multiple closings in March, August and December 2022 and January 2023, Legacy Nuburu issued and sold notes payable to various investors with aggregate gross proceeds of $11.4 million. The notes accrued interest at a rate of 8% per annum. The outstanding principal amount of and all accrued and unpaid interest on the notes (the “Conversion Amount”), immediately prior to the consummation of the Business Combination, automatically converted into 2,642,239 shares of Legacy Nuburu common stock that, upon consummation of the Business Combination, entitled the holders of the notes to receive 1,361,787 shares of Common Stock, which was equal to (x) the Conversion Amount divided by (y) $8.50. Mr. Nicol purchased a principal amount of $1,000,000 of such notes.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.

We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

•	directly by the Selling Securityholders;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including NYSE American;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•

through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.

Lock-Up Restrictions

Of the 3,127,084 shares of Common Stock that may be offered or sold by the Selling Securityholders identified in this Reoffer Prospectus, 2,370,534 of those shares are subject to certain lock-up restrictions pursuant to the Registration Rights and Lock-up Agreement. For additional information regarding the lock-up restrictions, see the section titled “Prospectus Summary—Lock-up Restrictions” appearing elsewhere in this Reoffer Prospectus.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California (“WSGR”), which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of our Common Stock being offered by this Reoffer Prospectus. Certain members of, and investment partnerships comprised of members of, and persons associated with, WSGR own an interest representing approximately 1.0% of the shares of our Common Stock and approximately 6.4% of the shares of our Series A preferred stock.

EXPERTS

The financial statements of Nuburu, Inc. (f/k/a Tailwind Acquisition Corp.) as of December 31, 2022 and 2021 and for the years then ended, incorporated in this Reoffer Prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Nuburu Subsidiary, Inc. (f/k/a Nuburu, Inc.) as of December 31, 2022 and 2021 and for the years then ended, incorporated in this Reoffer Prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(1)

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 (which contains the Company’s financial statements for the latest fiscal year for which such statements have been filed), including the description of our Common Stock contained in Exhibit 4.5 thereto and any amendment or report filed for the purpose of updating such description.

(2)

Our Current Reports on Form 8-K or 8-K/A filed with SEC on January  9, 2023, January  31, 2023, February  6, 2023, February  28, 2023, March  2, 2023, March  10, 2023, March  14, 2023, March  15, 2023, and March 31, 2023 (which contains Legacy Nuburu’s financial statements for the latest fiscal year for which such statements have been filed).

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the termination of the offering of the Shares under this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Nuburu, Inc., Attn: Investor Relations, 7442 S Tucson Way, Suite 130, Centennial CO 80112.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of our Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this Reoffer Prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this Reoffer Prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

You may request a copy of this Reoffer Prospectus by contacting us at: Nuburu, Inc. at 7442 S Tucson Way, Suite 130, Centennial, CO 80112. Our investor relations website is located at https://ir.nuburu.net and such reports and documents may be accessed from our website. Information contained on or accessible through Nuburu’s website is not a part of the registration statement of which this Reoffer Prospectus forms a part, and the inclusion of Nuburu’s website address in this Reoffer Prospectus is an inactive textual reference only.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 (which contains the Registrant’s financial statements for the latest fiscal year for which such statements have been filed), including the description of the Registrant’s Common Stock contained in Exhibit 4.5 thereto and any amendment or report filed for the purpose of updating such description.

(2)

The Registrant’s Current Reports on Form 8-K filed with SEC on January  9, 2023, January  31, 2023, February  6, 2023, February  28, 2023, March  2, 2023, March  10, 2023, March  14, 2023, March  15, 2023 and March 31, 2023 (which contains Legacy Nuburu’s financial statements for the latest fiscal year for which such statements have been filed).

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California (“WSGR”), has passed on the validity of the Shares offered pursuant to this Registration Statement. Certain members of, and investment partnerships comprised of members of, and persons associated with, WSGR own an interest representing approximately 1.0% of the shares of our Common Stock and approximately 6.4% of the shares of our Series A preferred stock.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) (1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence). (2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall, (1) exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section, (2) require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by a independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section, and (3) require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise. For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Certificate of Incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which is conferred by our Certificate of Incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate of Incorporation.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

The Company maintains a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers.

The operating agreements for the Anzu Partners LLC and certain of its affiliates provide for the indemnification of persons serving as a director or in certain other capacities at the request of such entities against liabilities in connection with their activities in those capacities, including Mr. Hirsch’s service as a director of the Company. In addition, Anzu Partners LLC or its affiliates have an insurance policy that provides coverage to such persons with respect to such liabilities.

Item 7. Exemption from Registration Claimed.

The issuance of the outstanding Shares being offered by the Reoffer Prospectus that were acquired prior to the Closing Date through the exercise of outstanding options or the granting of restricted stock units were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates. The recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

Item 8. Exhibits.

Incorporated By Reference

Exhibit	Description	Form	File No.	Exhibit No.	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Company	8-K	001-39489	3.1	February 6, 2023

4.2	Amended and Restated Bylaws of the Company	8-K	001-39489	3.2	September 9, 2020

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. with respect to the legality of the securities being registered.

23.1	Consent of WithumSmith+Brown LLP

23.2	Consent of WithumSmith+Brown LLP

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page hereto)

99.1†	Nuburu, Inc. 2015 Equity Incentive Plan

99.2†	Nuburu, Inc. 2022 Equity Incentive Plan	8-K	001-39489	10.20	February 6, 2023

99.3†	Form of Restricted Stock Unit Agreement under Nuburu, Inc. 2022 Equity Incentive Plan

99.4†	Form of Stock Option Agreement under Nuburu, Inc. 2022 Equity Incentive Plan

99.5†	Nuburu, Inc. 2022 Employee Stock Purchase Plan	8-K	001-39489	10.21	February 6, 2023

107	Filing Fee Table

†	Indicates management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on April 7, 2023.

NUBURU, INC.

By:	/s/ Mark Zediker
Mark Zediker
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Zediker and Brian Knaley, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Mark Zediker Dr. Mark Zediker	Chief Executive Officer, Co-Founder and Director (Principal Executive Officer)	April 7, 2023

/s/ Brian Knaley Brian Knaley	Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2023

/s/ Brian Faircloth Brian Faircloth	Chief Operating Officer	April 7, 2023

/s/ Ron Nicol Ron Nicol	Director, Chairman of the Board	April 7, 2023

/s/ Ake Almgren Ake Almgren	Director	April 7, 2023

/s/ Daniel Hirsch Daniel Hirsch	Director	April 7, 2023

/s/ Lily Yan Hughes Lily Yan Hughes	Director	April 7, 2023

/s/ Kristi Hummel Kristi Hummel	Director	April 7, 2023

/s/ Elizabeth Mora Elizabeth Mora	Director	April 7, 2023